UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2011
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its executive succession planning initiative, at its meeting on November 17, 2011, the Board of Directors of Idaho Power Company (“Idaho Power”) took action appointing several existing Idaho Power executive officers to new executive positions, with each appointment to be effective January 1, 2012. The appointments were as follows:

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J. LaMont Keen, currently the President and Chief Executive Officer of Idaho Power and IDACORP, Inc. (“IDACORP”), the parent company of Idaho Power, will retain that title at IDACORP and will continue his role as the Chief Executive Officer, but not President, of Idaho Power. Mr. LaMont Keen, age 59, has served as the President and Chief Executive Officer of IDACORP since July 2006 and as the President and Chief Executive Officer of Idaho Power since November 2005. Mr. LaMont Keen had previously served as Executive Vice President of IDACORP from March 2002 to July 2006.  He will retain his role as a member of the boards of directors of IDACORP and Idaho Power.

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Darrel T. Anderson, currently the Executive Vice President - Administrative Services and Chief Financial Officer of Idaho Power and IDACORP, will assume the role of President and Chief Financial Officer of Idaho Power and will retain his current title at IDACORP. Mr. Anderson, age 53, has been the Executive Vice President - Administrative Services and Chief Financial Officer of IDACORP and Idaho Power since October 2009. From July 2004 to October 2009, he served as the Senior Vice President - Administrative Services and Chief Financial Officer of IDACORP and Idaho Power. In connection with his appointment as the President and Chief Financial Officer of Idaho Power, Mr. Anderson will refocus a portion of his time and attention to a number of Idaho Power's operational matters and to strategic, policy, and governance elements of Idaho Power's business. Idaho Power's Senior Vice President - Finance and Treasurer and its Chief Operating Officer will both report directly to Mr. Anderson.

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Steven R. Keen, currently the Vice President - Finance and Treasurer of IDACORP and Idaho Power, will assume the role of Senior Vice President - Finance and Treasurer of Idaho Power, reporting directly to Mr. Anderson, and will retain his current title at IDACORP. Mr. Steven Keen, age 51, has served as the Vice President - Finance and Treasurer of IDACORP and Idaho Power since June 2010. He was previously the Vice President and Treasurer of IDACORP and Idaho Power from June 2006 to May 2010, and the President of IDACORP Financial Services, an IDACORP subsidiary, from September 1998 to May 2007. Mr. Steven Keen is the brother of Mr. LaMont Keen.

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Daniel B. Minor, currently the Executive Vice President of IDACORP and Executive Vice President - Operations of Idaho Power, will assume the role of Executive Vice President and Chief Operating Officer of Idaho Power, reporting directly to Mr. Anderson, and will retain his current title at IDACORP. Mr. Minor, age 54, has served as the Executive Vice President of IDACORP since May 2010 and the Executive Vice President - Operations of Idaho Power since October 2009. He was previously the Senior Vice President - Delivery of Idaho Power from July 2004 to October 2009.

The board of directors did not make any changes to the compensation, severance, or other benefit arrangements for Mr. LaMont Keen, Mr. Anderson, Mr. Steven Keen, or Mr. Minor at its November 17, 2011 meeting, instead reserving the determination and effectiveness of any such changes for a subsequent date.

Item 7.01 Regulation FD Disclosure.

On November 18, 2011, Idaho Power issued a press release relating to the executive officer appointments described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

At its meeting held on November 17, 2011, the Board of Directors of IDACORP adopted a dividend policy for IDACORP that provides for a target long-term dividend payout ratio of between 50 and 60 percent of sustainable IDACORP earnings, with the flexibility to achieve that payout ratio over time and to adjust the payout ratio or to deviate from the target payout ratio from time to time based on the various factors that drive the board's dividend decisions. Notwithstanding the dividend policy adopted by the IDACORP board, the dividends IDACORP pays remain in the discretion of the board of directors who, when evaluating the dividend amount, will continue to take into account factors such as current and projected capital requirements, the company's liquidity position and earnings, the competitiveness of the dividend yield, business cycles, credit rating impacts, legal requirements, long-term sustainability, and other factors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

99.1	Idaho Power press release dated November 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  November 18, 2011

IDACORP, INC.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Idaho Power press release dated November 18, 2011